News Release

Contact:

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Integra LifeSciences Reports Second Quarter 2014 Financial Results

Revenue Increased 12.6% to a Record of $231 million
Adjusted Diluted EPS Increased by 28%
Free Cash Flow Increased by $17.7 million

Plainsboro, New Jersey / August 5, 2014 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the second quarter ending June 30, 2014. Total revenues for the second quarter were $231.4 million, reflecting an increase of $25.8 million, or 12.6%, over the second quarter of 2013.
Organic revenue computed by adjusting GAAP revenues as set forth in the attached reconciliation during the second quarter increased 4% over the second quarter of 2013.
"Overall revenues were in-line with our expectations, driven by strong sales of DuraSeal, which helped gross profit margin," said Peter Arduini, Integra's President and Chief Executive Officer. "Our global Neurosurgery business, which was 40% of our total revenue, posted growth across all major product lines."
The Company reported GAAP net income of $4.8 million, or $0.15 per diluted share, for the second quarter of 2014, compared to GAAP net income of $1.5 million, or $0.05 per diluted share, for the second quarter of 2013.
Adjusted net income for the second quarter of 2014, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $22.2 million, or $0.68 per diluted share, compared to adjusted net income of $14.8 million, or $0.53 per diluted share, in the second quarter of 2013.
Integra generated $16.4 million in cash flows from operations and invested $9.4 million in capital expenditures during the quarter. Adjusted free cash flow conversion for the second quarter, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was 31.6% compared to (72.1)% in the second quarter of 2013. Adjusted free cash flow conversion for the twelve trailing months was 30.7%, versus (5.9)% in the prior year period.
Adjusted EBITDA for the second quarter of 2014, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $43.4 million, compared to $31.1 million achieved in the second quarter last year. Adjusted EBITDA excluding stock-based compensation for the second quarter of 2014, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $46.2 million, compared to $33.8 million achieved in the second quarter last year.

Outlook for 2014
The Company continues to expect full year 2014 revenues to be between $920 million and $940 million.
The Company is revising its expectations for GAAP earnings per diluted share for the full year to be between $1.06 and $1.24 to account for additional severance costs and is maintaining guidance for adjusted earnings per diluted share of between $2.88 and $3.06.
"We are reiterating our full-year expectations for revenues and adjusted earnings per share, which reflects our confidence in our underlying business, including the strong performance in dural repair as well as our skin and wound businesses," said Glenn Coleman, Integra's Chief Financial Officer.

In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call
Integra has scheduled a conference call for 8:30 AM ET today, Tuesday, August 5, 2014 to discuss financial results for the second quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Access to the live call is available by dialing (816) 581-1736 and using the passcode 6286152. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com Access to the replay is available through August 23, 2014 by dialing (719) 457-0820 and using the passcode 6286152. The webcast will also be archived on the website.

***
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedic extremity surgery, neurosurgery, spine surgery, and reconstructive and general surgery. For more information, please visit www.integralife.com

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning (“ERP”) system implementation charges, certain expenses associated with product recalls, acquisition-related charges, impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company's ability to execute its operating plan effectively, the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demand; global macroeconomic conditions; continued weakness in sales outside of the U.S.; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide reimbursement for the Company's recently launched and planned products; initiatives launched by the Company's competitors; downward pricing pressures for customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2013 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA excluding stock-based compensation, adjusted net income, adjusted earnings per diluted share, adjusted free cash flow and adjusted free cash flow conversion. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period's revenues, the contribution of revenues from discontinued products in both the current and prior periods' revenues, and the contribution of revenues from the DuraSeal acquisition. The various measures of adjusted EBITDA consist of GAAP net income, excluding: (i) depreciation and amortization, (ii) other income (expense), (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net income, excluding: (i) manufacturing facility remediation costs; (ii) global ERP implementation charges; (iii) structural optimization charges; (iv) certain employee severance charges; (v) discontinued product lines charges; (vi) acquisition-related charges; (vii) certain expenses associated with product recalls; (viii) impairment charges; (ix) convertible debt non-cash interest; (x) intangible asset amortization expense; and (xi) income tax impact from adjustments and other items. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The measure of adjusted free cash flow consists of free cash flow adjusted for certain one-time unusual items. The adjusted free cash flow conversion measure is calculated by dividing (i) free cash flow, or (ii) adjusted free cash flow (as applicable) by (iii) adjusted net income.
Reconciliations of GAAP revenues to adjusted revenues and GAAP net income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the three months ended June 30, 2014 and 2013, and the adjusted free cash flow and free cash flow conversion for the three months ended June 30, 2014 and the twelve months ended June 30, 2014, appear in the financial tables in this release.
Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, and adjusted free cash flow measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2014	2013
Total revenues	$231,351	$205,547

Costs and expenses:
Cost of goods sold	86,976	81,829
Research and development	13,745	11,809
Selling, general and administrative	115,253	103,280
Intangible asset amortization	2,985	3,073
Total costs and expenses	218,959	199,991

Operating income	12,392	5,556

Interest income	58	289
Interest expense	(5,382)	(4,965)
Other income (expense), net	118	(307)
Income before income taxes	7,186	573

Income tax expense (benefit)	2,361	(947)
Net income*	$4,825	$1,520

Diluted net income per share	$0.15	$0.05
Weighted average common shares outstanding for diluted net income per share	32,804	28,118

*In the first quarter of 2014, the Company changed its accounting policy for the medical device excise tax to immediately record the expense in selling general and administrative expenses rather than recording it in inventory and subsequently amortizing it in cost of sales. A full reconciliation of the effect of this accounting principle change on Integra's quarterly financial results for 2013 is available on Integra's Investor Relations website at investor.integralife.com. This change had the effect of lowering both GAAP and adjusted net income for the second quarter of 2013 by $1.9 million, or $0.07 per diluted share.

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, the DuraSeal acquisition and discontinued products are as follows:
(In thousands)

	Three Months Ended June 30,
	2014	2013	Change
U.S. Neurosurgery	$60,559	$41,767	45%
U.S. Instruments	39,505	41,048	(4)%
U.S. Extremities	34,424	32,009	8%
U.S. Spine & Other	45,087	43,434	4%
International*	51,776	47,289	9%
Total revenue	$231,351	$205,547	13%

Impact of changes in currency exchange rates	$(994)	$—
Less contribution of revenues from DuraSeal acquisition	(18,257)	—
Less contribution of revenues from discontinued products	(2,143)	(3,523)	(39)%
Total organic revenues	$209,957	$202,024	4%

*The International segment revenues reflect sales that are actively managed by our International division. This does not constitute all recorded sales outside the U.S., as some Instrument sales and private label (included in U.S. Spine & Other) product sales in those regions are managed by their respective U.S. divisions.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended June 30, 2014

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	Interest Exp(Inc)(e)	Tax(f)
Manufacturing facility remediation costs	$224	$262	$(38)	$—	$—	$—	$—
Global ERP implementation charges	6,916	—	6,916	—	—	—	—
Structural optimization charges	2,753	2,467	286	—	—	—	—
Acquisition-related charges	1,253	327	426	500	—	—	—
Certain employee severance charges	3,929	423	3,506	—	—	—	—
Discontinued product lines charges	713	713	—	—	—	—	—
Intangible asset amortization expense	7,855	4,870	—	—	2,985	—	—
Convertible debt non-cash interest	1,767	—	—	—	—	1,767	—
Estimated income tax impact from adjustments and other items	(8,035)	—	—	—	—	—	(8,035)
Depreciation expense	7,348
Stock-based compensation expense*	2,823

* For the three months ending June 30, 2014 "Stock-based compensation expense" excludes $3.0 million already included in "Certain employee severance charges" above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research and development

d)	Amort. - Intangible asset amortization

e)	Interest (Inc)Exp - Interest (income) expense, net

f)	Tax - Income tax expense

Three Months Ended June 30, 2013
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	Interest Exp(Inc) (d)	Tax (e)
Manufacturing facility remediation costs	$2,963	$2,963	$—	$—	$—	$—
Certain expenses associated with product recalls	165	—	165	—	—	—
Global ERP implementation charges	7,616	—	7,616	—	—	—
Structural optimization charges	2,262	1,122	1,140	—	—	—
Acquisition-related charges	286	286	—	—	—	—
Intangible asset amortization expense	4,750	1,677	—	3,073	—	—
Convertible debt non-cash interest	1,622	—	—	—	1,622	—
Estimated income tax impact from adjustments and other items	(6,346)	—	—	—	—	(6,346)
Depreciation expense*	7,526
Stock-based compensation expense	2,692

*For the three months ending June 30, 2013 “Depreciation expense” excludes $360 already included in “Structural optimization charges” above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	Interest (Inc)Exp - Interest (income) expense, net

e)	Tax - Income tax expense

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET (LOSS)/INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK-BASED COMPENSATION
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2014	2013

GAAP net income	$4,825	$1,520
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	15,203	12,276
Other (income) expense, net	(118)	307
Interest (income) expense, net	5,324	4,676
Income tax expense (benefit)	2,361	(947)
Manufacturing facility remediation costs	224	2,963
Global ERP implementation charges	6,916	7,616
Certain expenses associated with product recalls	—	165
Structural optimization charges	2,753	2,262
Certain employee severance charges	3,929	—
Discontinued product lines charges	713	—
Acquisition-related charges	1,253	286

Total of non-GAAP adjustments	38,558	29,604
Adjusted EBITDA	$43,383	$31,124

Stock-based compensation expense	2,823	2,692

Adjusted EBITDA excluding stock-based compensation expense	$46,206	$33,816

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET (LOSS)/INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2014	2013

GAAP net income	$4,825	$1,520
Non-GAAP adjustments:
Manufacturing facility remediation costs	224	2,963
Global ERP implementation charges	6,916	7,616
Certain expenses associated with product recalls	—	165
Structural optimization charges	2,753	2,262
Certain employee severance charges	3,929	—
Discontinued product lines charges	713	—
Acquisition-related charges	1,253	286
Intangible asset amortization expense	7,855	4,750
Convertible debt non-cash interest	1,767	1,622
Estimated income tax impact from adjustments and other items	(8,035)	(6,346)

Total of non-GAAP adjustments	17,375	13,318
Adjusted net income	$22,200	$14,838

Adjusted diluted net income per share	$0.68	$0.53
Weighted average common shares outstanding for diluted net income (loss) per share	32,804	28,118

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	June 30, 2014	December 31, 2013

Cash and cash equivalents	$137,160	$120,614
Accounts receivable, net	118,262	118,145
Inventory, net	223,632	206,919

Bank line of credit	421,875	186,875
Convertible securities	209,096	205,182

Stockholders' equity	689,230	666,090

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF ADJUSTED FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2014	2013
GAAP Net cash provided by operating activities	$16,377	$2,918

Purchases of property and equipment	(9,356)	(13,622)
Free Cash Flow	7,021	(10,704)

Adjusted net income *	$22,200	$14,838
Adjusted Free Cash Flow Conversion	31.6%	(72.1)%

	Twelve Months Ending June 30,
	2014	2013
GAAP Net cash provided by operating activities	$70,135	$34,886

Purchases of property and equipment	(44,067)	(68,864)
Add: tax withholding payment in connection with the release of certain deferred stock units	—	29,830
Adjusted Free Cash Flow	26,068	(4,148)

Adjusted net income *	$84,782	$70,247
Adjusted Free Cash Flow Conversion	30.7%	(5.9)%

* Adjusted net income for quarters ended June 30, 2013 and 2014 are reconciled above. Adjusted net income for remaining quarters in the twelve months calculation have been previously reconciled and are publicly available in the Quarterly Financial Summary on our website integralife.com in the Investors section under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its adjusted free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

(In thousands, except per share amounts)

	Recorded Year to Date	Projected Year Ended
	June 30, 2014	December 31, 2014
		Low	High
GAAP net income	$7,031	$35,062	$41,062
Non-GAAP adjustments:
Manufacturing facility remediation costs	367	658	658
Global ERP implementation charges	13,016	21,200	21,200
Structural optimization charges	5,713	21,500	21,500
Acquisition-related charges	5,006	6,200	6,200
Certain employee severance charges	4,610	4,610	4,610
Discontinued product lines charges	713	1,800	1,800
Intangible asset amortization expense	15,288	30,470	30,470
Impairment charges	600	600	600
Convertible debt non-cash interest	3,434	7,000	7,000
Estimated income tax impact from adjustments and other items	(14,971)	(34,000)	(34,000)

Total of non-GAAP adjustments	33,776	60,038	60,038
Adjusted net income	$40,807	$95,100	$101,100

GAAP diluted net income per share	$0.21	$1.06	$1.24
Non-GAAP adjustments detailed above (per share)	$1.03	$1.82	$1.82
Adjusted diluted net income per share	$1.24	$2.88	$3.06

Weighted average common shares outstanding for adjusted diluted net income per share	32,796	33,000	33,000

Items included in GAAP net income guidance and location where each item is expected to be recorded is as follows:
(In thousands)
Projected Year Ended December 31, 2014

Item	Total Amount	COGS	SG&A	R&D	Amort.	Interest Exp(Inc)	Tax
Manufacturing facility remediation costs	$658	$600	$58	$—	$—	$—	$—
Global ERP implementation charges	21,200	—	21,200	—	—	—	—
Structural optimization charges	21,500	14,200	7,300	—	—	—	—
Acquisition-related charges	6,200	1,000	4,700	500	—	—	—
Certain employee severance charges	4,610	745	3,865	—	—	—	—
Discontinued product lines charges	1,800	1,800	—	—	—	—	—
Intangible asset amortization expense	30,470	18,520	—	—	11,950	—	—
Impairment charges	600	600	—	—	—	—	—
Convertible debt non-cash interest	7,000	—	—	—	—	7,000	—
Estimated income tax impact from adjustments and other items	(34,000)	—	—	—	—	—	(34,000)

Source: Integra LifeSciences Holdings Corporation